Exhibit 2.1

21 April 2023

Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) (Buyer)

Suite 400, 425 Houston St, Ft Worth, Texas, 76102

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Metals Acquisition Corp (Buyer Guarantor)

Suite 400, 425 Houston St, Ft Worth, Texas, 76102

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Metals Acquisition Limited (Re-Domiciled Buyer Guarantor)

3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey

Attention: Michael McMullen (Director)

Email: mick.mcmullen@metalsacqcorp.com

Glencore Operations Australia Pty Limited (ACN 128 115 140) (Seller)

Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000

Attention: Company Secretary

Email: Company.secretary@glencore.com.au

Dear Sirs

CMPL Share Sale Agreement – Side Letter re Legal Opinions and Sunset Date

1	Introduction

We refer to the document entitled ‘CMPL Share Sale Agreement’ dated 17 March 2022 as amended (SSA) between the Buyer, the Buyer Guarantor, Re-Domiciled Buyer Guarantor and the Seller.

Capitalised terms in this letter which are not otherwise defined are to have the meaning given to them in the SSA.

2	Sunset Date

Each party acknowledges and agrees that the reference to “28 April 2023” in the definition of “Sunset Date” in the SSA is deleted and replaced with “1 June 2023”.

3	Legal Services

The Buyer, the Buyer Guarantor, and Re-Domiciled Buyer Guarantor have requested that the Seller procures legal opinions relating to the Seller and certain of its Related Bodies Corporate.

The Seller and its Related Bodies Corporate have engaged each of King & Wood Mallesons (KWM) (Sydney) and Niederer Kraft Frey (NKF) (Switzerland) to provide ‘across the table’ legal opinions to the funders that are providing acquisition funding to the Buyer, the Buyer Guarantor, and Re- Domiciled Buyer Guarantor in connection with its acquisition of Cobar Management Pty. Limited (ACN 083 171 546) (Company) (Legal Services).

4	Payment of Legal Fees

Each party acknowledges and agrees that:

a)	Subject to paragraphs 4(b) and 4(c) of this letter, all costs, fees, disbursements and expenses charged or incurred under or in connection with the provision of the Legal Services (Legal Fees) will be paid for by or on behalf of the Seller and/or the Company to each of KWM and NKF (as applicable).

b)	The Legal Fees must be reimbursed in full by the Buyer, the Buyer Guarantor, and Re-Domiciled Buyer Guarantor to the Seller as follows:

(1)	if all of the Conditions Precedent have been satisfied or waived in accordance with the terms of the SSA, the Legal Fees (expressed as a positive number):

(a)	will be added to, and form part of, the Seller’s calculation of the Estimated Adjustment Amount; and

(b)	will be taken to have been reimbursed on the date of Completion, or

(2)	if the SSA is terminated prior Completion occurring under the SSA, the Legal Fees will be immediately due and payable by the Buyer, the Buyer Guarantor, and Re-Domiciled Buyer Guarantor to the Seller on demand from the Seller.

c)	Any amendment or addition to the Estimated Adjustment Amount pursuant to paragraph 4(b)(1) of this letter above:

(1)	is a valid amendment of the SSA and is made in accordance with clause 23.1 of the SSA; and

(2)	may not be disputed, challenged, amended or varied by or on behalf of the Buyer under clause 10.4 of the SSA or any Independent Expert appointed in connection with clause 10.4 of the SSA.

d)	On request the Seller will provide copies of the invoices relating to the Legal Fees to the Buyer, the Buyer Guarantor, and Re-Domiciled Buyer Guarantor.

5	General

a)	This letter is governed by the law in force in New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of the courts of that place.

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b)	This letter may be signed in counterparts and all such counterparts will, when taken together, constitute one and the same instrument.

6	Acceptance

By countersigning a copy of this letter, each of the Buyer, the Buyer Guarantor, the Re-Domiciled Buyer Guarantor and the Seller acknowledge and agree to the terms of this letter.

EXECUTED as a deed.

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DATED: April 21, 2023

EXECUTED by GLENCORE OPERATIONS
AUSTRALIA PTY LIMITED (ACN 128 115 140)
in accordance with section 127(1)
of the Corporations Act 2001 (Cth) by
authority of its directors:

/s/ Nicholas Talintyre
Signature of director

Nicholas Talintyre
Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jay Jools Signature of director/company secretary* *delete whichever is not applicable Jay Jools Name of director/company secretary* (block letters) *delete whichever is not applicable

EXECUTED by METALS ACQUISITION CORP.
AUSTRALIA PTY LTD (ACN 657 799 758)
in accordance with section 127(1)
of the Corporations Act 2001 (Cth) by
authority of its directors:

/s/ Michael McMullen
Signature of director

Michael McMullen
Name of director (block letters)	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jaco Crouse Signature of director/company secretary* *delete whichever is not applicable Jaco Crouse Name of director/company secretary* (block letters) *delete whichever is not applicable

SIGNED, SEALED AND DELIVERED by Metals Acquisition Corp in the presence of: /s/ Bryony McMullen Signature of witness Bryony McMullen Name of witness (Block Letters)	) ) ) ) ) ) ) ) )	/s/ Michael McMullen Signature of authorised signatory Michael McMullen Name of authorised signatory (Block Letters)

SIGNED, SEALED AND DELIVERED by Metals Acquisition Limited in the presence of: /s/ Bryony McMullen Signature of witness Bryony McMullen Name of witness (Block Letters)	) ) ) ) ) ) ) ) )	/s/ Michael McMullen Signature of authorised signatory Michael McMullen Name of authorised signatory (Block Letters)